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                                                              Exhibit 10.1.11.1

                          AMENDMENT TO PROMISSORY NOTE

         This Amendment to Promissory Note (this "Amendment") is made and effective as of May 7, 1999, by and between Roger J. Murphy, Jr. ("Maker") and Aironet Wireless Communications, Inc. ("Payee").

                                   BACKGROUND

         A. Maker borrowed $372,000 from Payee (the "Loan"), and used the proceeds of the Loan to purchase 200,000 shares of Payee's common stock (the "Shares"), on the exercise of stock options (the "Options").

         B. The Loan is evidenced by the Promissory Noted dated February 6, 1998, which is non-recourse to Maker and secured by the Shares.

         C. Pursuant to generally accepted accounting principals, the Options are treated as variable options based on the terms and conditions of the Original Note.

         D. Maker and Payee each desire to amend the Original Note in order to eliminate the variable treatment of the Options.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Payee agree as follows:

         1. The section of the Original Note titled `Voluntary Prepayments" is hereby deleted in its entirety, and neither the principal due under the Original Note nor the interest accrued thereon may be paid, in whole or part, prior to the maturity of the Original Note.

         2. All other terms and conditions of the Original Note shall continue in full force and effect.

         3. This Amendment and the Original Note form a single integrated instrument.

         IN WITNESS WHEREOF, Maker has executed, and Payee has caused its duly authorized officer to execute, this Amendment on the date first set forth above.


PAYEE:                                             MAKER:

Aironet Wireless Communications, Inc.

By: /s/ Richard G. Holmes                          /s/ Roger J. Murphy, Jr.
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                                                   Roger J. Murphy, Jr.

Its: Senior V.P and Chief Financial Officer
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